                                                                     EXHIBIT 4.6

                                                                [EXECUTION COPY]



                          FIRST AMENDMENT AND CONSENT
                              TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this

"Amendment"), dated as of December 15, 1997, to the Existing Credit Agreement
 ---------
(as defined below), is made by GLOBAL TELESYSTEMS LTD., a corporation organized and existing under the laws of Bermuda (the "Borrower"), the Lenders (such
                                             --------
capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in Article I) signatories hereto,
                                                 ---------
DEUTSCHE BANK AG, NEW YORK BRANCH, and CANADIAN IMPERIAL BANK OF COMMERCE, acting by and/or through one or more of its branches, agencies or affiliates

("CIBC"), as lead agents for the Lenders (in such capacity, the "Lead Agents"),
------                                                           -----------
DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and CIBC, as syndication agent for
                    --------------------
the Lenders (in such capacity, the "Syndication Agent"), documentation agent for
                                    -----------------
the Lenders (in such capacity, the "Documentation Agent") and issuer of the
                                    -------------------
Letters of Credit referred to herein (in such capacity, the "Issuing Bank").
                                                             ------------


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, the Borrower, the Lenders, the Lead Agents, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Issuing Bank are parties to the Credit Agreement, dated as of June 27, 1997 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as amended by this Amendment
                  -------------------------
and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement");
                                           ----------------

          WHEREAS, the Borrower desires to (a) make an addition to the configuration of the System by adding a landing site in The Netherlands, (b) add an extension to the System to connect Denmark, which extension the Borrower will either own in part or have rights with respect to a portion of the capacity thereon, (c) acquire and provide backhaul service in certain locations, (d) provide interim restoration for purchasers of capacity and (e) increase its sales staff;

          WHEREAS, the parties hereto wish to modify the Existing Credit Agreement to allow for the foregoing and related matters;

          NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.  Certain Definitions.  The following terms when used in
                        -------------------
this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):


          "Administrative Agent" is defined in the preamble.
           --------------------                    --------

          "Amendment" is defined in the preamble.
           ---------                    --------

          "Amendment Effective Date" is defined in Article IV.
           ------------------------                ----------

          "Borrower" is defined in the preamble.
           --------                    --------

          "Credit Agreement" is defined in the first recital.
           ----------------                    ----- -------

          "Documentation Agent" is defined in the preamble.
           -------------------                    --------

          "Existing Credit Agreement" is defined in the first recital.
           -------------------------                    ----- -------

          "Issuing Bank" is defined in the preamble.
           ------------                    --------

          "Lead Agents" is defined in the preamble.
           -----------                    --------

          "Syndication Agent" is defined in the preamble.
           -----------------                    --------


          SECTION 1.2.  Other Definitions.  Terms for which meanings are
                        -----------------
provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


                                  ARTICLE II

                         AMENDMENTS TO CREDIT AGREEMENT

          Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as
                                                 ----------
expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

          SECTION 2.1.  Modification of Article I (Definitions).  Article I of
                        ---------------------------------------
the Existing Credit Agreement is hereby amended in accordance with Sections
                                                                   --------
2.1.1 through 2.1.7.
-----         -----

          SECTION 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

     "Amendment No. 1" means the First Amendment and Consent to Credit
      ---------------
     Agreement, dated as of December 15, 1997, to this Agreement.

          "Backhaul Service" means the acquisition and disposition of capacity,
           ----------------
     initially constituting one STM-16 backhaul circuit in the United Kingdom and two STM-16 backhaul circuits in the United States, on inland telecommunications systems owned or controlled by parties other than the Borrower and its Affiliates which connect to any cable station on the System, and activities incidental thereto, the costs of which are initially provided for in the Capital Budget or, in the future, (i) prior to the adoption of the first Operating Budget, additional acquisitions of such capacity (provided that the Borrower shall have commitments from purchasers of such capacity, as determined on a net present value basis acceptable to the Lead Agents, in an amount at least equal to its costs for such capacity less an amount of up to $5,000,000 in the aggregate) or (ii) thereafter, additional acquisitions of such capacity, the costs of which are provided for in any Operating Budget.

          "Borrower's Amendment Request Letter" means the letter, dated November
           -----------------------------------
     4, 1997, from the Borrower to the Lenders entitled "Amendment to Senior Credit Agreement".

          "Denmark Extension" means a cable extension to the System which is to
           -----------------
     be used to provide direct telecommunications service to Denmark and which shall be owned in part by the Borrower or as to which the Borrower shall have rights to use capacity thereon, in each case subject to a perfected security interest in favor of the Administrative Agent (it being understood that such security interest shall relate solely to the Borrower's contract rights with respect thereto, or if through a Subsidiary, such Subsidiary's contract rights and bank accounts with respect thereto) and constituting approximately a pro rata portion (based on the Borrower's investment) of
                     --- ----
     such extension's capacity, and in which the Borrower's investment does not exceed $3,500,000 in the aggregate, as provided for in the Capital Budget.

          "Interim Restoration" means the ability to provide alternative service
           -------------------
     as a back-up to service on the System, all of the costs (including per diem use fees and usage costs) of which have been provided for in the Capital Budget, by insurance or by the purchasers of Capacity.

          "Netherlands Landing Site" means the site located in The Netherlands
           ------------------------
     where the System will land, together with all real property and other rights and property interests associated therewith.

          "Netherlands Subsidiary" means the Netherlands corporation to be
           ----------------------
     formed by the Borrower as a direct, wholly-owned subsidiary of the Borrower in connection with the Netherlands Landing Site.

          "Tyco Guaranty" means the Guaranty, dated as of November 24, 1997,
           -------------
     made by Tyco International (US) Inc. in favor of the Borrower, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     SECTION 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "Guaranteed Completion Date" by deleting the date "June 30, 1999" appearing therein and inserting in replacement therefor the date "September 30, 1999".

     SECTION 2.1.3. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "Landing Countries" by inserting a new sentence at the end thereof as follows: "As of the effective date of Amendment No. 1, the System is also planned to land (and the Supply Contract amendment described in Section 3.5 of Amendment No. 1 provides for landing) in The Netherlands.".

     SECTION 2.1.4. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "Sales Threshold" by (a) deleting the amount "$296,500,000" appearing at the end thereof and inserting in replacement therefor the amount "$368,000,000", (b) deleting clause (a) thereof and inserting the following in replacement therefor:

     "(a) an amount equal to all cash payments received by the Borrower and its Subsidiaries on or prior to such date (i) under Capacity Sales Agreements entered into in accordance with Section 6.23, (ii) for providing Backhaul
                                     ------------
     Service in accordance with Section 6.23, (iii) under sales arrangements
                                ------------
     entered into in accordance with Section 6.23 for the sale of capacity on
                                     ------------
     the Denmark Extension, (iv) with respect to Interim Restoration and (v) in respect of reimbursement for set up costs for Interim Restoration (the items described in the foregoing clauses (ii) through (v) being hereinafter referred to as the "Additional Sources of Funds"), plus",
                         ---------------------------    ----

and (c) by adding the following words to clause (b) thereof after the reference to Section 6.23 and before the parenthetical: "plus an amount equal to the aggregate amount of firm commitments outstanding as of such date in respect of Additional Sources of Funds".

     SECTION 2.1.5. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "System" in its entirety to read as follows:

          "System" means the four fiber pair, fiber-optic submarine cable system
           ------
     to be known as the Atlantic Crossing Cable System or AC-1, which is intended to be used to provide direct telecommunications service between and among the United States, the United Kingdom, the Federal Republic of Germany and The Netherlands (as modified from time to time in accordance with the terms hereof), notwithstanding the definition thereof set forth in the second recital.
         --------------

     SECTION 2.1.6. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "System Activities" by inserting "and the Denmark Extension (including the acquisition and disposition of capacity thereon), Backhaul Service and Interim Restoration" at the end thereof before the period.

     SECTION 2.1.7. Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of "System Contracts" by inserting ", the Tyco Guaranty" after the words "the Supply Contract Guaranty," appearing on the second line thereof.

     SECTION 2.2.  Modification of Article II (Commitments).  Article II of the
                   ----------------------------------------
Existing Credit Agreement is hereby amended in accordance with Section 2.2.1.
                                                               -------------

     SECTION 2.2.1. Section 2.09(a) of the Existing Credit Agreement is hereby amended by deleting the amount "$400,000,000" in both places where it appears therein and inserting in replacement therefor in both such places the amount "$472,000,000".

     SECTION 2.3.  Modification of Article V (Affirmative Covenants).  Article V
                   -------------------------------------------------
of the Existing Credit Agreement is hereby amended in accordance with Section
                                                                      -------
2.3.1.
-----

     SECTION 2.3.1. Section 5.12 of the Existing Credit Agreement is hereby amended by (a) inserting ", it being understood and agreed that the proceeds of the Term Loans may only be used to pay for up to $3,500,000 of the cost of the Denmark Extension" at the end of the first sentence thereof, and (b) inserting "and to make payments in connection with Backhaul Service and Interim Restoration, and to pay certain costs relating to the Netherlands Landing Site in accordance with the Capital Budget" at the end of the second sentence thereof.

     SECTION 2.4.  Modification of Article VI (Negative Covenants).  Article VI
                   -----------------------------------------------
of the Existing Credit Agreement is hereby amended in accordance with Sections
                                                                      --------
2.4.1 through 2.4.3.
-----         -----

     SECTION 2.4.1. Section 6.04(a) of the Existing Credit Agreement is hereby amended by inserting the following at the end thereof: ", Transfers of capacity on the Denmark Extension, Transfers of capacity in respect of Interim Restoration and Transfers of capacity in respect of Backhaul Service, in each case in accordance with Section 6.23".
                        ------------

     SECTION 2.4.2. Section 6.16(e) of the Existing Credit Agreement is hereby amended by inserting the following at the end thereof (but before the comma at the end thereof): "(including with respect to (i), and ancillary to the implementation of, the Netherlands Landing Site, (ii) the construction, installation, maintenance, operation or use of, or the acquisition of rights in, the Denmark Extension, all on terms to be reviewed by and reasonably satisfactory to the Lead Agents, (iii) Backhaul Service and (iv) Interim Restoration, all on terms otherwise permitted pursuant to this Agreement and
Article III of Amendment No. 1".

     SECTION 2.4.3. Section 6.23 of the Existing Credit Agreement is hereby amended by:

          (a) deleting the words "dispose Capacity" appearing in the second line thereof and inserting the following in replacement therefor: "dispose of Capacity or capacity provided through Backhaul Service, the Denmark Extension or Interim Restoration"; and

          (b)  deleting in its entirety the parenthetical appearing in clause
     (b) thereof and inserting the following in replacement therefor before the first proviso appearing therein: "(which shall include the disposition of
           -------
     Capacity without cash compensation in exchange for mutual restoration agreements or for reasonably equivalently valued capacity on other telecommunications systems, provided that no more than 20 transatlantic STM-1 circuits may be so used to transfer Capacity without cash compensation in exchange for capacity on other telecommunications systems) or (c) with respect to capacity related to Backhaul Service, the Denmark Extension or Interim Restoration, pursuant to other agreements or arrangements which are on commercially reasonable terms (which may include the disposition of capacity with respect to Backhaul Service or with respect to the Denmark Extension without cash compensation in exchange for mutual restoration agreements or for reasonably equivalent capacity on other telecommunications systems)".

     SECTION 2.5.  Modification of Schedules and Exhibits.  Certain of the
                   --------------------------------------
schedules and exhibits to the Existing Credit Agreement are hereby amended in accordance with Sections 2.5.1 through 2.5.6.
                --------------         -----

     SECTION 2.5.1. Schedule 2.01 (Commitments) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in

Annex I hereto.
-------

     SECTION 2.5.2. Schedule 2.09 (Amortization Schedule) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex II hereto.
         --------

     SECTION 2.5.3. Schedule 3.05(a) (Borrower Capital Structure) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex III hereto.
                ---------

     SECTION 2.5.4. Schedule 3.05(b) (Subsidiaries) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in

Annex IV hereto.
--------

     SECTION 2.5.5. Schedule 3.17 (Collateral Filings) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in

Annex V hereto.
-------

     SECTION 2.5.6. Exhibit L (Form of Pre-approved Capacity Sales Agreement) to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth in Annex VI hereto.
                        --------


                                  ARTICLE III

                                    CONSENTS

     Effective on (and subject to the occurrence of) the Amendment Effective Date, consents regarding certain provisions of the Existing Credit Agreement referred to below are hereby granted by the Majority Lenders in accordance with this Article III.
     -----------

     SECTION 3.1.  Section 2.05(c) Consent.  The Majority Lenders hereby consent
                   -----------------------
to the extension of the expiration date of the Contingency Letter of Credit due to the extension of the Guaranteed Completion Date.

     SECTION 3.2.  Section 5.28 Consent.  The Majority Lenders hereby consent
                   --------------------
that, notwithstanding the terms of Section 5.28 of the Existing Credit Agreement, the Borrower's obligations with respect to the Netherlands Subsidiary and the Netherlands Subsidiary's obligations shall be as set forth in Section
                                                                      -------
7.1 of this Amendment.
---

     SECTION 3.3.  Section 6.01 Consent.  The Majority Lenders hereby consent to
                   --------------------
the additional Indebtedness incurred under the Loan Documents by reason of the amendment to Schedule 2.01 to the Existing Credit Agreement effected by Section
             -------------                                              -------
2.5.1 of this Amendment.
-----

     SECTION 3.4.  Section 6.07 Consent.  The Majority Lenders hereby consent to
                   --------------------
the amendment of the OA&M Agreement set forth in Annex VII.
                                                 ---------

     SECTION 3.5.  Section 6.08 Consent.  The Majority Lenders hereby consent to
                   --------------------
the amendment to the Supply Contract set forth in Annex VIII, including for
                                                  ----------
purposes of Section 6.08(a)(ii) and Section 6.08(b)(i)(A) of the Existing Credit Agreement.

     SECTION 3.6.  Section 6.09 Consent.  The Majority Lenders hereby consent to
                   --------------------
the addition of The Netherlands as an additional Landing Country, the costs of which are being financed with Loans provided for in the Credit Agreement, and to the Denmark Extension, all on terms otherwise permitted under this Amendment.

     SECTION 3.7.  Section 6.19(c) Consent.  The Majority Lenders hereby consent
                   -----------------------
to the creation of the Netherlands Subsidiary for the purposes and on the terms set forth in this Amendment and the Credit Agreement.

     SECTION 3.8.  Section 6.21 Consent.  The Majority Lenders hereby consent to
                   --------------------
the modifications to the Capital Budget effected by the revised Capital Budget attached hereto as Annex IX, and further consent that the term "Capital Budget"
                   --------
shall hereafter mean such Capital Budget, as the same may be amended or otherwise modified in accordance with Section 6.21 of the Credit Agreement.

     SECTION 3.9.  System Upgrade Consent.  The Majority Lenders hereby consent
                   ----------------------
to the upgrade of the United States to Germany Segment of the System in order to terminate service in Germany at the full four-fiber pair with Capacity of 10 Gb/s per fiber pair in accordance with the Capital Budget and the Supply Contract.

     SECTION 3.10.  Unisource Parties Consent.  The Majority Lenders hereby
                    -------------------------
consent to each of PTT Telecom BV, Swiss Confederation, acting through Swisscom, and Telia AB as an acceptable obligor under a Capacity Sales Agreement regardless of its long-term debt rating for purposes of determining the Sales Threshold in accordance with the definition thereof.

                                 ARTICLE IV

                          CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective as of the date first above written upon satisfaction of each of the conditions precedent set forth in this

Article IV to the satisfaction of the Administrative Agent (the first date as of
----------
which each such condition has been satisfied being herein called the "Amendment
                                                                      ---------
Effective Date").
--------------

          SECTION 4.1.  Compliance with Warranties.  The representations and
                        --------------------------
warranties set forth in Article VI hereof shall be true and correct in all
                        ----------
material respects.

          SECTION 4.2.  Counterparts.  The Lead Agents shall have received (a)
                        ------------
counterparts hereof executed on behalf of the Borrower, each other Obligor party hereto, the Majority Lenders and each Lender whose Commitment has increased (as reflected on amended Schedule 2.01 attached hereto) and (b) counterparts of the Fee Letter, dated as of the date hereof, duly executed by the Borrower and the Administrative Agent (the "Fee Letter").
                           ----------

          SECTION 4.3.  Fees and Expenses.  The Administrative Agent shall have
                        -----------------
received (a) for the benefit of the Lead Agents and all Lenders, all fees agreed to in the Fee Letter and (b) all expenses due and payable pursuant to Section
                                                                      -------
10.5 (to the extent then invoiced) and pursuant to the Existing Credit Agreement
----
(including all previously invoiced fees and expenses).

          SECTION 4.4.  Authorization; Legal Opinions, etc.  The Administrative
                        ----------------------------------
Agent shall have received (a) certified resolutions from the Borrower duly authorizing this Amendment and all related documentation, (b) customary favorable legal opinions from U.S. and Bermuda counsel to the Borrower and counsel to the Contractor with respect to the matters contemplated by this Amendment and such amendments, respectively, all reasonably satisfactory to the Administrative Agent, and (c) a certificate from an authorized officer of the Borrower setting forth that (i) all representations and warranties made in this Amendment are true and correct in all material respects as if made on the date thereof, (ii) no defaults have occurred and are continuing, (iii) there are no regulatory restrictions prohibiting the contemplated activities and (iv) there has been no material adverse change in the matters set forth in the Borrower's Amendment Request Letter (excluding any financial projections and other estimates or views of future circumstances), as updated in writing by the Borrower under its letter, dated December 9, 1997, taken as a whole.

          SECTION 4.5.  Filings, etc.  The Administrative Agent shall have
                        ------------
received, in form suitable for filing and reasonably satisfactory to the Administrative Agent, all filings and other documentation (including as may be required under Bermuda law) necessary to ensure that all Indebtedness permitted to be incurred under the Credit Agreement (including the additional Indebtedness permitted to be incurred in accordance with Section 3.3 of this Amendment) shall
                                            -----------
be appropriately secured and perfected as required by the terms of the Credit Agreement.

          SECTION 4.6.  Permits, etc.  Schedule 3.08 (Governmental Actions) to
                        ------------
the Existing Credit Agreement shall be updated with respect to the Netherlands Landing Site and other permits that may be required in connection with the transactions contemplated by this Amendment in a manner reasonably satisfactory to the Independent Engineer and the Lead Agents.

          SECTION 4.7.  Tyco Guaranty.  The Administrative Agent shall have
                        -------------
received a guaranty from Tyco International (US) Inc. ("Tyco International") in
                                                        ------------------
the form of Annex X, duly executed and delivered by Tyco International and duly
            -------
acknowledged by the Contractor in the location set forth thereon, together with certified resolutions of Tyco International authorizing such guaranty and a favorable legal opinion of counsel to Tyco International reasonably satisfactory to the Lead Agents.

          SECTION 4.8.  Legal Details, etc.  All documents executed or submitted
                        ------------------
pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                   ARTICLE V

                        CONDITIONS TO DRAW ON TERM LOANS
                       FOR NETHERLANDS LANDING SITE COSTS

          SECTION 5.1. Additional Conditions Precedent.  In addition to the
                       -------------------------------
conditions precedent set forth in Section 4.02 of the Credit Agreement, it shall also be a condition precedent to the draw of any Term Loan for the purpose of providing financing for any costs associated with the Netherlands Landing Site that the Administrative Agent shall have received executed copies of signed, enforceable Capacity Sales Agreements that are represented and warranted by the Borrower to be in full force and effect with the Unisource parties referred to in the Borrower's Amendment Request Letter for an amount totaling at least $82,000,000.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          SECTION 6.1.  Representations and Warranties.  In order to induce the
                        ------------------------------
Lenders, the Issuing Bank and the Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the Amendment Effective Date, that each of its representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the Amendment Effective Date (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date, except that for these purposes, the references to the term "Closing Date" in Sections 3.17 and 3.18 of the Credit Agreement shall be deemed to be references to the Amendment Effective Date) and additionally represents and warrants unto the Lenders, the Issuing Bank and the Agents as set forth in this

Article VI.
----------

          SECTION 6.2.  Validity, etc.  This Amendment constitutes the legal,
                        --------------
valid and binding obligation of the Borrower and each other Obligor party hereto, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

          SECTION 6.3.  No Default.  No Default or Event of Default has occurred
                        ----------
and is continuing, and neither the Borrower nor any other Obligor is in violation of (or, after giving effect to the activities contemplated by this Amendment, will be in violation of) any law or Governmental Action.

          SECTION 6.4.  True Copies.  Attached hereto are true and complete
                        -----------
copies of (a) the amendment to the Supply Contract and the amendment to the OA&M Agreement dealing with the activities contemplated by this Amendment, and no other amendments or other modifications to such agreements have been executed as of the Amendment Effective Date, and (b) the new Capital Budget and updated projections.

          SECTION 6.5.  Disclosure.  The Borrower's Amendment Request Letter
                        ----------
(excluding any financial projections and other estimates or views of future circumstances), as updated in writing by the Borrower under its letter, dated December 9, 1997, taken as a whole, does not contain, as of December 9, 1997, any untrue statements of material fact and does not omit to state, as of the Amendment Effective Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading. The costs set forth in the Capital Budget attached hereto reflect, as of the Amendment Effective Date, the Borrower's best estimates of all costs necessary for the construction, installation and financing of the System. The updated projections delivered by the Borrower to the Lenders have been prepared in good faith and have been based on assumptions which were reasonable at the time prepared.


                                  ARTICLE VII

                                   COVENANTS

          SECTION 7.1.  Covenants.  In order to induce the Lenders, the Issuing
                        ---------
Bank, the Administrative Agent and the Lead Agents to enter into this Amendment, the Borrower covenants and agrees that within the earlier of (a) 120 days after the Amendment Effective Date and (b) 90 days after the date of formation of the Netherlands Subsidiary (or such longer periods, if any, to which the Lead Agents may agree in writing), the Borrower shall (i) execute and deliver a supplement to the Borrower Pledge Agreement and/or an appropriate Foreign Subsidiary Pledge Supplement for the purpose of pledging to the Administrative Agent for each of the Lender Parties all of its interests in the Netherlands Subsidiary, all on terms reasonably satisfactory to the Lead Agents, (ii) cause the Netherlands Subsidiary to grant to the Administrative Agent (or the Borrower, if a grant in favor of the Administrative Agent is prohibited under local law or if the Lead Agents otherwise agree in writing) a first priority, perfected lien on any of the Netherlands Subsidiary's bank accounts and (iii) duly file for the issuance of any Landing License, if required, in respect of the Netherlands Landing Site.


                                  ARTICLE VIII

                      AFFIRMATION AND CONSENT OF OBLIGORS

          SECTION 8.1.  Affirmation and Consent.  In order to induce the
                        -----------------------
Lenders, the Issuing Bank, the Administrative Agent and the Lead Agents to enter into this Amendment, each of the undersigned Obligors (other than the Borrower) hereby (a) acknowledges, consents and agrees to the terms and conditions set forth in this Amendment; (b) reaffirms, as of the Amendment Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by the transactions contemplated hereby, and (ii) its guarantee of payment of the Obligations pursuant to the Subsidiary Guaranty (if applicable); (c) certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date); (d) confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Amendment Effective Date, all references in such Loan Documents to the "Credit Agreement", "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for herein.

          Each of the undersigned Obligors (other than the Borrower) hereby acknowledges and agrees that the acceptance by the Lenders, the Issuing Bank, the Administrative Agent and the Lead Agents of this Amendment shall not be construed in any manner to establish any course of dealing on any such Person's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.


                                   ARTICLE IX

                            RIGHT OF QUIET ENJOYMENT

          SECTION 9.1.  Right of Quiet Enjoyment.  The Administrative Agent and
                        ------------------------
each Lender agrees, for the benefit of each Person not an Affiliate of the Borrower now or hereafter acquiring rights from the Borrower or any of its Subsidiaries in any Capacity or in any capacity in any inland system pursuant to a Capacity Sales Agreement, indefeasible right of use agreement, any inland capacity purchase agreement or otherwise in accordance with

Section 6.23 of the Credit Agreement (a "Capacity Purchaser"), that,
                                         ------------------
notwithstanding any other provision hereof or any other Loan Document, so long as no event has occurred and is continuing under such agreement which entitles the "Grantor" thereunder to suspend service for such person, the Administrative Agent and such Lender will not take or cause to be taken any action to interfere with such person's right to quiet enjoyment and use of the rights granted to such person in accordance with the terms of such agreement. The Administrative Agent agrees to provide, and the Lenders hereby authorize it to provide, at the written request of the Borrower, a written confirmation of the foregoing for the benefit of such Capacity Purchasers.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.1.  Cross References.  References in this Amendment to any
                         ----------------
article or section are, unless otherwise specified, to such article or section of this Amendment.

          SECTION 10.2.  Loan Document Pursuant to Credit Agreement.  This
                         ------------------------------------------
Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

          SECTION 10.3.  Successors and Assigns.  This Amendment shall be
                         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 10.4.  Counterparts.  This Amendment may be executed by the
                         ------------
parties hereto in several counterparts, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

          SECTION 10.5.  Expenses.  The Borrower hereby agrees to pay to or
                         --------
reimburse the Administrative Agent and the Lead Agents, upon demand, all of their reasonable expenses in connection with the development, negotiation, preparation, syndication, execution and closing of this Amendment, including all reasonable fees and other charges of Mayer, Brown & Platt in connection therewith.

          SECTION 10.6.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.7.  Event of Default.  It is understood and agreed that any
                         ----------------
breach of Section 7.1 hereof shall constitute an immediate Event of Default.
          -----------

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.


                                    GLOBAL TELESYSTEMS LTD.


                                    By:________________________________
                                     Name:
                                     Title:


                                    DEUTSCHE BANK AG, NEW YORK
                                BRANCH, as a Lead Agent and as
                                Administrative Agent


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:


                                    CANADIAN IMPERIAL BANK OF
                               COMMERCE, acting through one or more
                                    of its branches, agencies or affiliates, as a Lead Agent, as Syndication Agent, as Documentation Agent and as Issuing Bank


                                    By:________________________________
                                     Name:
                                     Title:

                                    GT LANDING CORP.


                                    By:________________________________
                                     Name:
                                     Title:


                                    GT U.K. LTD.


                                    By:________________________________
                                     Name:
                                     Title:

                                    CIBC INC.


                                    By:________________________________
                                     Name:   Louise Bell
                                     Title:  Director, CIBC Oppenheimer Corp.,
                                             as Agent

                                    DEUTSCHE BANK AG, NEW YORK
                              BRANCH AND/OR CAYMAN ISLANDS BRANCH


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                    BERLINER BANK
                                AKTIENGESELLSCHAFT


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                    BANK OF MONTREAL


                                    By:________________________________
                                     Name:
                                     Title:

                                    BHF-BANK AKTIENGESELLSCHAFT


                                    By:________________________________
                                     Name:
                                     Title:
                            By:________________________________
                                     Name:
                                     Title:

                                    LANDESBANK HESSEN-THURINGEN GIROZENTRALE


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                    INDUSTRIAL BANK OF JAPAN, LTD.


                                    By:________________________________
                                     Name:
                                     Title:

                                    METROPOLITAN LIFE INSURANCE
                                  COMPANY


                                    By:________________________________
                                     Name:
                                     Title:

                                    KZH-SOLEIL CORPORATION


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                    NATIONAL CITY BANK


                                    By:________________________________
                                     Name:
                                     Title:

                                    BANK OF SCOTLAND


                                    By:________________________________
                                     Name:
                                     Title:

                                    CREDITANSTALT-BANKVEREIN


                                    By:________________________________
                                     Name:
                                     Title:

                                    DE NATIONALE INVESTERINGS-
BANK, N.V.


                                    By:________________________________
                                     Name:
                                     Title:

                                    THE MITSUBISHI TRUST AND
                                BANKING CORPORATION


                                    By:________________________________
                                     Name:
                                     Title:

                                    SOUTHERN PACIFIC BANK


                                    By:________________________________
                                     Name:
                                     Title:

                                    THE SUMITOMO BANK, LIMITED,
                                    NEW YORK BRANCH


                                    By:________________________________
                                     Name:
                                     Title:

                                    THE TOYO TRUST & BANKING
                                    COMPANY, LTD.


                                    By:________________________________
                                     Name:
                                     Title:

                                    PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA


                                    By:________________________________
                                     Name:
                                     Title:

                                    GULF INTERNATIONAL BANK B.S.C.

                                    By:________________________________
                                     Name:
                                     Title:

                                    KZH HOLDING CORPORATION III


                                    By:________________________________
                                     Name:
                                     Title:

                                    WESTDEUTSCHE LANDESBANK
                                GIROZENTRALE


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                    BANK BRUSSELS LAMBERT, NEW
                                 YORK BRANCH


                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:

                                                                         ANNEX I
                                                                         -------



                          SCHEDULE 2.01 (COMMITMENTS)
                          ---------------------------

                                                                        ANNEX II
                                                                        --------



                     SCHEDULE 2.09 (AMORTIZATION SCHEDULE)
                     -------------------------------------

                                                                       ANNEX III
                                                                       ---------



                 SCHEDULE 3.05(a) (BORROWER CAPITAL STRUCTURE)
                 ---------------------------------------------

                                                                        ANNEX IV
                                                                        --------



                        SCHEDULE 3.05(b) (SUBSIDIARIES)
                        -------------------------------

                                                                         ANNEX V
                                                                         -------



                       SCHEDULE 3.17 (COLLATERAL FILINGS)
                       ----------------------------------

                                                                        ANNEX VI
                                                                        --------



           EXHIBIT L (FORM OF PRE-APPROVED CAPACITY SALES AGREEMENT)
           ---------------------------------------------------------

                                                                       ANNEX VII
                                                                       ---------



                            OA&M AGREEMENT AMENDMENT
                            ------------------------

                                                                      ANNEX VIII
                                                                      ----------



                           SUPPLY CONTRACT AMENDMENT
                           -------------------------

                                                                        ANNEX IX
                                                                        --------



                                 CAPITAL BUDGET
                                 --------------

                                                                         ANNEX X
                                                                         -------



                          TYCO INTERNATIONAL GUARANTY
                          ---------------------------